UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
  300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2024, Emergent BioSolutions Inc. (the “Company,” including its wholly-owned subsidiaries, “Emergent”), through its wholly-owned subsidiary, Emergent Product Development Gaithersburg Inc., received a contract modification from the Office of the Assistant Secretary for Preparedness and Response (“ASPR”), an agency of the U.S. Department of Health and Human Services (“HHS”) (“Modification No. 12”), exercising Option 5 for Emergent to supply ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) into the U.S. Strategic National Stockpile (the “SNS”) under Emergent’s existing 10-year contract with ASPR (the “ACAM2000 Contract”). Modification No. 12 is valued at $99.9 million.
Modification No. 12 was made under a unilateral modification of the ACAM2000 Contract awarded by ASPR on August 30, 2019 and reflects Modification No. 11 to the ACAM Contract (“Modification No. 11”) that, among other changes, reduced the minimum purchase dose quantity for Option Years 5-9 (if such Options are exercised), increased the quantity of diluent replacement and amended the option period in which diluent replacement is provided and increased the quantity of syringe replacement in Option Year 5. The period of performance under Modification No. 12 requires Emergent to deliver doses of ACAM2000 into the SNS by September 30, 2024.
The preceding description of Modification No. 12, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of Modification No. 11 was filed as Exhibit 10.1 to Emergent’s Current Report on Form 8-K filed on May 1, 2024. The ACAM2000 Contract was filed as Exhibit 10.48 to Emergent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Item 7.01. Regulation FD Disclosure.
On July 2, 2024, the Company issued a press release announcing the contract modifications as discussed herein. A copy of the press release is furnished as Exhibit 99.1 to this current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On July 2, 2024, the Company announced that Emergent received a contract modification (“Modification No. 17”) of the BARDA AV7909 Contract (as defined below) from ASPR to procure additional doses of CYFENDUS™ (Anthrax Vaccine Adsorbed, Adjuvanted) (previously known as “AV7909”) valued at $30.0 million. This modification relates to Emergent’s AV7909 development and procurement contract with the Biomedical Advanced Research and Development Authority, which became effective on September 30, 2016 (the “BARDA AV7909 Contract”) and has been modified from time to time.
The preceding description of Modification No. 17 does not purport to be complete and is qualified in its entirety by reference to the full text of Modification No. 17, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The BARDA AV7909 Contract is filed as a material agreement of Emergent as Exhibit 10.54 with Emergent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1†	Modification No. 12, effective June 28, 2024, to the ACAM2000 Contract.
10.2†	Modification No. 17, effective June 26, 2024, to the BARDA AV7909 Contract.
99.1	Press release issued by Emergent BioSolutions Inc. on July 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
† Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: July 2, 2024	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer